UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006
Date of Report (Date of earliest event reported)

SALAMON GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	93-1324674
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	no.)

302-1028 Alberni Street	V6E 1A3
Vancouver, B.C., Canada, V6E 1A3	(Zip Code)
(Address of principal executive offices)

604-408-3861
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[           ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[           ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[           ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[           ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

In October, 2006, the Company was advised by its auditors, Manning Elliott, that due to a re-organization, Mr Keith Elliott who was responsible for the audit tasks for the Salamon Group Inc. file, was being replaced by another member of the firm to supervise future audits. As there had always been a satisfactory relationship between Mr Elliott and the Company, Mr Salamon, president of the Company, voiced his disapproval of this change and indicated to Mr Elliott that the Company would be seeking a new audit firm.

At that time, the Company was also very concerned about a potential conflict of interest issue related to the idea that certain Manning Elliott staff were involved with a listed corporation, Power Air Corp., symbol PWAC, NASDAQ. Mr. Salamon conveyed concerns regarding the potential conflict of interest with Manning Elliott noting that they were in some way involved with power generation technologies similar to that developed by Salamon Group.

On November 16, 2006, Manning Elliott informed the Company that they were resigning as auditors of Salamon Group effective immediately because the Company had filed its third quarter financial statements and 10-QSB without a required quarterly review pursuant to Statement of Auditing Standard No. 100 (SAS 100). At that time, because of the replacement of Mr Elliott and the potential conflict of interest, the Company did not wish to supply further information to Manning Elliott.

The Company is currently seeking new auditors and when such are engaged will file amended third quarter financials and an amended 10-QSB in compliance with SAS 100.

During the two fiscal years ended December 31, 2004 and December 31, 2005 there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing principles or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused Manning Elliott to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

Manning Elliott’s report on the financial statements for the years ended December 31, 2004 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a “going concern opinion” provided with the overall audit opinion.

On December 18, 2006, the Company provided a copy of this 8KA to Manning Elliott for their review and response. On January 9, 2007 Manning Elliott furnished the Company with a copy of their response letter. The letter is attached to this 8KA as Exhibit 16.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from Manning Elliott LLP, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2007	SALAMON GROUP, INC.

	By:	/s/ John E. Salamon
John E. Salamon, President